PO Box 211230, Eagan, MN 55121-9984	VOTE BY MAIL 1. Read the proxy statement. 2. Check the appropriate box(es) on the reverse side of the proxy card. 3. Sign, date and return the proxy card in the envelope provided

VOTE ONLINE 1. Read the proxy statement and have the proxy card at hand. 2. Go to: www.proxyvotenow.com/PacFunds2023 3. Follow the simple instructions.

VOTE BY PHONE 1. Read the proxy statement and have the proxy card at hand. 2. Call toll-free 855-461-6860 3. Follow the simple instructions.

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 14, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FUND

The undersigned, revoking prior proxies, hereby appoints Howard T. Hirakawa, Laurene E. MacElwee and any other officer of Pacific Funds Series Trust who is affiliated with Pacific Life Advisors LLC or Pacific Life Insurance Company, and each of them, as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders (the “Meeting”) of Pacific Funds Series Trust to be held virtually at [9:00 a.m., Pacific time,} on [April 14}, 2023, and at any adjournments thereof, upon the proposal described in the Notice of the Meeting and accompanying Proxy Statement, which have been received by the undersigned.

This proxy is solicited on behalf of the Board of Trustees, and the proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or “FOR” the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgement as to any other matters that may properly arise at the Meeting.

CONTROL NUMBER

AUTHORIZED SIGNATURE(S) This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable	Sign in the box above

Date

Note: Please sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

for this Special Meeting of Shareholders to be held on April 14, 2023. Please refer to the Proxy Statement for a discussion of each of these matters. The Proxy Statement for this Meeting is available at https://proxyvotinginfo.com/p/paclifefunds

This card represents all your accounts with the same registration and address.

YOUR FUNDS	YOUR FUNDS	YOUR FUNDS
FundName1	FundName2	FundName3
FundName4	FundName5	FundName6

This proxy is solicited on behalf of the Board of Trustees. It will be voted as specified. If no specification is made, the proxy shall be voted FOR the proposal. If any other matters properly come before the Meeting to be voted on, the proxy holders will vote, act and consent on these matters in accordance with the views of management.

THE BOARD OF TRUSTEES RECOMMENTS A VOTE FOR THE PROPOSAL.

TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK IN AS FOLLOWS: ☒

1.

To approve an Agreement and Plan of Reorganization (the “Plan of Reorganization”) relating to the proposed reorganization of each PF Acquired Fund with and into a corresponding series (an “Aristotle Acquiring Fund”) of Aristotle Funds Series Trust (the “Aristotle Trust”) (each, a “Reorganization”) and vote upon any other business that may properly come before the Meeting or any adjournment(s) or postponement(s) thereof. Each Plan of Reorganization provides for (i) the transfer of all of the assets, property and goodwill of each PF Acquired Fund (other than any rights to the “Pacific Funds” name) to the corresponding Aristotle Acquiring Fund set forth in the proxy statement, in exchange solely for shares of the corresponding class of the Aristotle Acquiring Fund having a total dollar value equivalent to the total dollar value of their investment in the relevant PF Acquired Fund; (ii) the assumption by the Aristotle Acquiring Fund of the liabilities of the corresponding PF Acquired Fund; and (iii) the distribution, after the consummation of the Reorganization, of Aristotle Acquiring Fund shares to PF Acquired Fund Shareholders and the termination, dissolution and complete liquidation of the PF Acquired Fund, all upon the terms and conditions set forth in the Plan of Reorganization. Shareholders of each PF Acquired Fund will vote separately on the proposal to reorganize that PF Acquired Fund into its corresponding Aristotle Acquiring Fund.

To vote all Funds FOR o	To vote all Funds AGAINST o	To ABSTAIN votes for all Funds o,

or vote separately by Fund(s) below. If you own the same fund in multiple accounts, that fund name will appear multiple times.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 FundName1	o	o	o	02 FundName2	o	o	o
03 FundName3	o	o	o	04 FundName4	o	o	o
05 FundName5	o	o	o	06 FundName6	o	o	o

To vote upon any other business that may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

YOUR SIGNATURE ON THIS CARD IS REQUIRED FOR YOUR VOTE TO BE COUNTED. IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE BE SURE TO SIGN, DATE, AND RETURN ALL PAGES OF THIS CARD IN THE ENCLOSED ENVELOPE.